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                                                                   Exhibit 10.11


                            Contract of Employment
                                      For
                             Executive Management



This contract, made and entered into this 1st day of  September, 1996 by and
                                          ---
between Production Group International, Inc., hereinafter called "Employer", and Mark N. Sirangelo, hereinafter called "Employee";

                                    Witness:
                                    -------

That Whereas, the Employer desires to provide executive management services pursuant to contracts which the Employer has or will have with current and prospective clients and;

Whereas, the Employer does desire to employ the Employee to provide these services;

Now Therefore; in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:


1.   Position and Term
     -----------------

     a) The Position is that of Chairman, Chief Executive Officer & President, Production Group International, Inc.


     b) The term of this contract shall begin on September 1, 1996, and end on August 31, 1998. The contract will be automatically renewed on the anniversary date for an additional period of two years unless the contract has terminated pursuant to the provisions under Paragraph 5. This contract supersedes any and all contracts that may have previously been negotiated between the Employer and Employee, either written oral.



2.   Employee Duties
     ---------------

     The Executive shall serve in the position of Chairman, Chief
     Executive Officer & President. The Executive shall also render such other additional executive level services and duties as may be assigned to him from time-to-time by the Board of Directors. The Executive shall be subject to the supervision, advice and direction of the Board of Directors. The Executive shall well and faithfully serve PGI, and shall at all times devote his full time, attention and best efforts on behalf of PGI, and shall perform all services, acts and duties connected with his position in such manner as PGI from time-to-time shall direct.

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3.   Trade and Business
     ------------------


     a) The Employee hereby acknowledges that during the term of this contract, he will have access to various trade secrets of the Employer. Therefore:


          i) The Employee recognizes and acknowledges that such trade secrets and other information, whether written, computer based or oral, defined herein as confidential, including, but not limited to the following, is a valuable, special and unique asset of the Employer's business: financial information, executive briefings or procedures, management discussions, business practices, records, methods, systems, software, lists of clients, and prospective clients, marketing and operational plans, contracts, ideas and policy manuals.

               All such information remains the property of the Employer, and the Employee, except as required in his duties to the Employer, hereby covenants and agrees that he will never, directly and indirectly, during his employment or after termination thereof, use, disseminate, disclose, lecture on, or in any manner publish any confidential information without the Employer's permission given in writing.

          ii) The Employee agrees that all documents, records, manuals, notebooks, software, writings of any kind, containing confidential information relating to the business of the Employer or it's affiliated companies, including copies thereof, then in the Employee's possession, whether prepared by the Employee, Employer or others, shall be the property of the Employer. Upon termination of Employment, the Employee agrees to deliver all of this property to the Employer.

     b) The Employee acknowledges that part of his salary is in return for entering into the following agreement:


          i) The Employee agrees that during his employment and for a period of eighteen (18) months following termination he will not seek to induce, by any method whatsoever, any other employees of the Employer to leave their employment with the Employer.

          ii) The Employee further agrees that he shall not during the term of this agreement, for a period of eighteen (18) months following the termination of this agreement, directly or indirectly, persuade or induce or seek to persuade or induce any of the Clients of the Employer to purchase services in competition with PGI from any other business or person.

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          iii) The Employee further agrees not to utilize any list of clients that he had access or knowledge of while employed by the Employer to try and solicit such clients for any other company.

          iv) The Employee further agrees that during the term of this contract and for a period of eighteen (18) months following termination of employment with the Employer that he will not be employed in a role providing services substantially similar to what the Employer provides to any client to which the Employer
                                                 ------
               presently provides its services to or to any client to which the Employee provided services during the term of this agreement or for a period of one (1) year following the termination of this agreement.


4.   Compensation, Benefits and Expense Reimbursement
     ------------------------------------------------


     a) All wages shall be paid in accordance with the Employer's procedures and are subject to withholdings as required by local, state, and federal law.


     b) Benefits will be provided to the Employee by the Employer in accordance with its current policies and procedures or as may be adopted by the Employer during the term of this agreement.


     c) In addition to the standard benefits package, the Employee is to be provided specific compensation and benefits listed in Addendum A.


     d) The Employee shall receive expense reimbursement outlined in the policy and procedures manual unless modified as set forth in Addendum A.



5.   Termination
     ------------


     a) If either party intends not to exercise the automatic renewal of this contract they are required to provide ninety days (90) days notice to the other party.


     b)   In the event that the Employee violates any provision of Section 2 or
          Section 3 of this agreement or any adopted and stated corporate policies or any provisions as may be adopted by the Company for its employees; is convicted of any criminal offense involving moral turpitude; abuses alcohol or drugs to such an extent that it has an adverse impact on the Employee's ability to perform his or her job, then the Employee shall be subject to immediate termination, with all salary and benefits to cease upon termination.


     c) In the event that the Employer terminates this agreement for reasons other than in 5(b), the Employee shall be entitled to, as severance, a lump sum payment equal to the two years annual salary, the pro-rata amount of any bonus earned and not yet paid as well as continuation of all benefits


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          provided in Addendum A for a period of two years from the date of termination. In addition, the provisions contained in Section 3 of this agreement shall be waived in full by the Employer and cease to apply to the Employee as of the date of termination and all of the Employee's stock options in the Employer shall become fully vested as of the date of termination.


     d) A sale, merger or change of control of the Employer in which the Employee does not retain his titles, roles and duties in the Employer as well as in any new, merged or parent entity shall give the Employee the right to terminate this agreement within 60 days of the happening of such event and receive as severance all the compensation, benefits and rights as outlined in section 5c above.



6.   Miscellaneous
     -------------


     a) In the event any provisions of this contract shall be deemed unenforceable, then all remaining provisions shall remain in full force and effect and the contract shall be construed as if the invalid provisions had been omitted.


     b) In the event that either party fails to take action when the other party does not abide by the terms of this agreement, such failure to act shall not prevent the party from taking action for any future violations of this agreement.


     c) This contract shall be construed in accordance with the laws of the State of Virginia and all parties agree that the State of Virginia shall be the proper jurisdiction and the County of Arlington shall be the proper venue regarding any dispute relating to this contract.


     d) This contract shall be the sole agreement between the Employer and the Employee, and no representative of the Employer other than the Compensation Committee of the Board of Directors has any authority to amend this employment contract or to make any agreement contrary to the foregoing. All such changes must be in writing and signed by both parties.


     e) Because this agreement supersedes any and all previous employment contracts, written agreements or discussions between the parties and because this agreement is the sole agreement in effect between them, each party forever releases and covenants not to sue the other for any liability from any cause arising up to the date of execution of this agreement. This knowing and voluntary release and covenants not to sue, mutually given and effective, includes any and all claims under federal, state, and local laws, regulations and common law.


     f) The Employee will notify the Employer of any non-Employer related activities that may conflict with the Employee's job performance.


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     g)   All written notices to be given pursuant to this contract shall be sent as follows:
                              (1)  To Employer:

                              Peter Wendell, Director
                              Production Group International, Inc.
                              c/o Sierra Ventures
                              Building Four, Suite 210
                              3000 Sand Hill Road
                              Menlo Park, CA 94025

                              Robert McCormack, Director
                              Production Group International, Inc.
                              c/o Trident Capital
                              Suite 2760
                              190 LaSalle Street
                              Chicago, IL 60603

                              (2)  To Employee:

                              Mark N. Sirangelo
                              P.O. Box 40690
                              Washington, DC 20016

1.   Signatures
     ----------

     This employment agreement is agreed to by both parties this September 1, 1996.
                             /s/ Mark N. Sirangelo
                             ----------------------------
                             Mark N. Sirangelo
                             Employee

                             /s/ Peter C. Wendell
                             ----------------------------
                             Peter C. Wendell
                             Director
                             Production Group International, Inc.

                             /s/ Robert McCormack
                             ----------------------------
                             Robert McCormack
                             Director
                             Production Group International, Inc.


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                                  Addendum A
                           Compensation and Benefits
                           -------------------------


1. Position: Chairman, Chief Executive Officer & President


2. Base Annual Salary

Base Salary is set at $275,000 and will increase to $300,000 on September 1, 1997 for the duration of this agreement and is payable semi-monthly. The Employer offers direct deposit services at its expense.

3. Corporate Performance Bonus

The Employee would be eligible for a corporate performance bonus. The Employer and Employee will, in a reasonable period, such period being no longer than 120 days after the start of this agreement, mutually agree upon the targeted performance goals and bonus structure that relate to the Employee's position with the Employer. This plan will be attached as Addendum B to this contract.


4. Equity Participation

A stock grant of 120,000 shares pursuant to the Employer's Employee stock option plan has been granted. Additional awards will be considered at the end of the each year of employment under this agreement and thereafter, provided that both parties have agreed to extend this contract for an additional period.

5. Expense Reimbursement

All reasonable expenses such as approved travel, hotel, short term residence, parking, tolls, etc., incurred by the Executive during the performance of his job will be reimbursed.

6.   Other Benefits

 . Company will pay 100% of the costs of major medical and other health benefits as provided for in the Company's medical plan.


 . Company will pay the cost of maintaining a disability income policy which provides for continuation of current base salary in the event of long term. disability.


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     . Company will pay the cost of providing a $1,000,000 term life insurance policy payable to the Executive's designated beneficiary.

     . The Executive shall be entitled to four (4) weeks paid vacation annually.

     . The Company will lease a vehicle, up to an annualized lease cost of $12,000 and pay for the all the costs of operating such vehicle during the Employee's employment.

Agreed this 1st day of September, 1996:


                             /s/ Mark N. Sirangelo
                             ----------------------------
                             Mark N. Sirangelo
                             Employee


                             /s/ Peter C. Wendell
                             ----------------------------
                             Peter C. Wendell
                             Director
                             Production Group International, Inc.


                             /s/ Robert McCormack
                             ----------------------------
                             Robert McCormack
                             Director
                             Production Group International, Inc.

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